EXHIBIT 10.10(h)
MARKEL CORPORATION

DEFERRAL ELECTION
FOR [YEAR] RESTRICTED STOCK UNIT AWARDS

You may be selected by the Compensation Committee of the Markel Corporation Board of Directors (the “Committee") to receive a restricted stock unit (“RSU”) award in [YEAR]. There are two different types of RSU awards that you may be selected to receive: a time-based or “retention” RSU award (which vests based solely on your continued service and the passage of time) or a performance-based RSU award (which vests based both on your continued service and the achievement of certain performance goals). You may elect to defer payment of all or a portion of any RSU award you receive in [YEAR] by completing and returning the enclosed deferral election by the due date set forth below. You may make separate deferral elections for time-based and performance-based RSU awards.

Performance-based RSU awards are expected to be granted in the first quarter of [YEAR]. The awards typically consist of a cash dollar value which, if the applicable performance goals are achieved, will be converted into a number of RSUs in early [YEAR] based on the fair market value of Markel common stock at that time. The RSUs typically cliff vest and, unless deferred, will be paid in shares of Markel common stock on or about December 31, [YEAR], subject to your continued employment and the other terms and conditions of the award. Pursuant to the enclosed Deferral Election, you may elect to defer payment of all or a portion of any vested RSUs resulting from any performance-based RSU award you receive in [YEAR] until a specific date or until you reach a specific age, either of which must be after December 31, [YEAR], or the applicable vesting date. If you elect to defer your vested RSUs until a specific age or date, you will not receive payment for the RSUs until such age or date, even if you separate from service from Markel in the meantime (unless your separation is due to death or Disability).

Time-based RSU awards are not granted in regular annual cycles and are instead used to address specific retention needs identified by the Committee. Time-based RSUs typically vest over three years after the grant date, either on a cliff or graded annual basis as determined by the Committee. Pursuant to the enclosed Deferral Election, you may elect to defer payment of all or a portion of any vested time-based RSU award you receive in [YEAR] until a specific date or until you reach a specific age, either of which must be after the applicable vesting date.

You will be taxed at ordinary income rates on the value of any Markel common stock that you receive with respect to any vested RSUs at the time of payment. You may sell the shares at that time, subject to any securities law restrictions, or have Markel withhold an appropriate number of shares to satisfy the tax obligation.

The Committee selects RSU award recipients and determines the terms of RSU awards, whether time-based or performance-based, in its sole discretion. The fact that you have been given the opportunity to make a deferral election does not entitle you to receive any RSU award or guarantee that you will vest in any RSUs that may be awarded. The terms of any RSU award you receive may differ from the terms described above. Any RSU award you may receive will be subject to all terms and conditions of the applicable plan document and your individual award agreement, which will control over any contrary provisions hereof.

There are advantages and disadvantages to making a deferral election. You should consider your particular tax and financial situation before deciding to do so and are encouraged to consult your tax or financial planning advisor in making a decision. Note that deferral elections, once made, are irrevocable. You will not have another opportunity to defer payment of any RSU award you receive in [YEAR] after the due date set forth below.

For a Deferral Election to be effective you must complete and return the attached form by December [XX], [YEAR].

MARKEL CORPORATION

DEFERRAL ELECTION
FOR [YEAR] RESTRICTED STOCK UNIT AWARDS

Name: _______________________________________

Complete the information below if you wish to defer payment of any vested RSU award you receive in [YEAR]. You may make separate elections for time-based and performance-based RSU awards. Payment of vested RSUs is made in a single lump sum in shares of common stock of Markel Corporation (“Shares”), less any withholding or other applicable taxes.

THIS DEFERRAL ELECTION MUST BE COMPLETED AND RECEIVED BY THE COMMITTEE OR A DESIGNEE NO LATER THAN DECEMBER [16], [YEAR] TO BE EFFECTIVE FOR THE [YEAR] PLAN YEAR.

1.    Deferral Election For Performance-Based RSU Awards

You may elect to defer payment of any performance-based RSU award you receive in [YEAR] (under which RSUs will typically be issued in early [YEAR]). Note that this election only applies to any RSUs resulting from a [YEAR] performance-based RSU award, including any discretionary RSUs awarded in connection with such award, and not to any retention or other time-based restricted stock units awarded during [YEAR].

To defer any [YEAR] performance-based RSU award select one of the following:

[ ]    I hereby elect to defer payment of any Shares payable under any performance-based RSU award I receive in [YEAR], including any discretionary RSUs awarded in connection with such award. I wish to receive payment of any Shares deferred hereunder at the following time(s) [indicate one or more times below; total of all percentages you enter must equal 100%]:

[ ]    I wish to receive payment of ________ percent of the Shares deferred hereunder upon my attainment of age (the date you attain this age must be later than December 31, [YEAR]): _________. [You may add additional percentages and ages below if you wish.]

[ ]    I wish to receive payment of _________ percent of the Shares deferred hereunder upon the following calendar date (date must be later than December 31, [YEAR]): ______________________. [You may add additional percentages and calendar dates below if you wish.]

Note that if you should separate from service from Markel (other than due to your death or becoming Disabled as defined in your Award Agreement) prior to the date(s) or age(s) you have elected above, your RSUs will remain deferred and will not be paid until the date(s) or age(s) you have elected. If you should die or become Disabled (as defined in your award agreement) prior to the date(s) or age(s) you have elected above, then all of your remaining vested, unpaid RSUs will be paid on or within 90 days after the date of your death or Disability.

2.    Deferral Election For Time-Based RSU Awards

You may elect to defer payment of any time-based RSU award you receive in [YEAR]. Note that this election only applies to any time-based RSU award you may receive in [YEAR], not to any performance-based RSU award you may receive in [YEAR], including any discretionary RSUs awarded in connection with such award.

To defer any [YEAR] time-based RSU award select only one of the following:

[ ]    I wish to make the same deferral election(s) with respect to any time-based RSU award I receive in [YEAR] as I have made in Section 1 above with respect to any [YEAR] performance-based RSU I receive.

[ ]    I hereby elect to defer payment of any Shares payable under any time-based RSU award I receive in [YEAR]. I wish to receive payment of any Shares deferred hereunder at the following time(s) [indicate one or more times below; total of all percentages you enter must equal 100%]:

[ ]    I wish to receive payment of ________ percent of the Shares deferred hereunder upon my attainment of age (the date you attain this age must be later than the applicable vesting date which in all likelihood will be no later than three years from the award date or December 31, [YEAR]): _________. [You may add additional percentages and ages below if you wish.]

[ ]    I wish to receive payment of _________ percent of the Shares deferred hereunder upon the following calendar date (date must be later than the applicable vesting date which in all likelihood will be no later than three years from the award date or December 31, [YEAR]): ______________________. [You may add additional percentages and calendar dates below if you wish.]

Note that if you should separate from service from Markel (other than due to your death or becoming Disabled as defined in your Award Agreement) prior to the date(s) or age(s) you have elected above, your RSUs will remain deferred and will not be paid until the date(s) or age(s) you have elected. If you should die or become Disabled (as defined in your award agreement) prior to the date(s) or age(s) you have elected above, then all of your remaining vested, unpaid RSUs will be paid on or within 90 days after the date of your death or Disability.

Note if the vesting date is later than the date or age selected then such deferral election will be void and the RSUs will vest in accordance with the terms of the award agreement.

Your deferred RSUs will remain subject to all other terms and conditions of the applicable plan document and your individual award agreement. Note that payment of any Shares otherwise payable upon your separation from service with Markel Corporation may be required to be delayed for an additional six months in order to comply with Section 409A of the Internal Revenue Code.

I understand that I am making the elections contained herein in accordance with the terms of the applicable plan document and that the terms of the plan and my award agreement will be used to resolve any ambiguity or inconsistency that should arise in connection with the making of these elections.

Participant’s Signature	Date